UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2022

McAfee Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39651	84-2467341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, San Jose, CA	95002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 622-3911

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MCFE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.

On February 22, 2022, McAfee Corp., a Delaware corporation (the “Company”), received written notice from the Committee on Foreign Investment in the United States (“CFIUS”) that it had concluded action under Section 721 of the Defense Production Act of 1950, as amended, and determined there are no unresolved national security concerns regarding the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 5, 2021, by and among the Company, Condor BidCo, Inc., a Delaware corporation (“Parent”), and Condor Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will merge with and into the Company whereupon the separate corporate existence of Merger Subsidiary will cease and the Company will be the surviving corporation in the Merger and will continue as a wholly owned subsidiary of Parent (the “Merger”).

On February 23, 2022, the Company received written notice from the Competition Commission of Switzerland (“Swiss Competition Commission”) that the transactions contemplated by the Merger Agreement are authorized in Switzerland, and accordingly all applicable consents and approvals for the Merger required under the applicable antitrust laws in Switzerland have been received.

Receipt of the CFIUS clearance and Swiss Competition Commission clearance satisfies two conditions to the closing of the Merger. Pursuant to the terms of the Merger Agreement, the completion of the Merger remains subject to various customary conditions, including (1) the absence of an order, injunction or law prohibiting the Merger, (2) the receipt of antitrust approval in the European Union, (3) the accuracy of each party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (4) compliance in all material respects with each party’s obligations under the Merger Agreement, and (5) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to the Company’s expectations regarding completion of the Merger and associated timing. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including: (a) risks related to the satisfaction of the conditions to closing the Merger (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (c) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Merger; (d) disruption from the Merger making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business; (e) significant transaction costs associated with the Merger; (f) the risk of litigation and/or regulatory actions related to the Merger; (g) the possibility that general economic conditions, and conditions and uncertainty caused by the COVID-19 pandemic, could cause information technology spending to be reduced or purchasing decisions to be delayed; (h) an increase in insurance claims; (i) an increase in customer cancellations; (j) the inability to increase sales to existing customers and to attract new customers; (k) the Company’s failure to integrate future acquired businesses successfully; (l) the timing and success of new product introductions by the Company or its competitors; (m) changes in the Company’s pricing policies or those of its competitors; (n) developments with respect to legal or regulatory proceedings; (o) the inability to achieve revenue growth or to enable margin expansion; (p) changes in the Company’s estimates with respect to its long-term corporate tax rate; and (q) such other risks and uncertainties described more fully in documents filed with or furnished to the SEC by the Company, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K previously filed with the SEC on February 23, 2022. All information provided in this Current Report on Form 8-K is as of the date hereof and the Company undertakes no duty to update this information except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2022	McAfee Corp.

	By:	/s/ Sayed Darwish
	Name:	Sayed Darwish
	Title:	Senior Vice President and Chief Legal Officer